Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne, Sr. Vice President-Finance
Dover, Delaware, October 27, 2004	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC.
DECLARES REGULAR QUARTERLY DIVIDEND

Dover Downs Gaming & Entertainment, Inc. (NYSE-Symbol: DDE) Board of Directors today declared a quarterly cash dividend on both classes of common stock of $.06 per share.  The dividend will be payable on December 10, 2004 to shareholders of record at the close of business on November 10, 2004.

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Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Slots – an 91,000-square foot video lottery (slots) casino complex; Dover Downs Hotel and Conference Center – featuring luxury accommodations with conference, banquet, fine dining, ballroom and concert hall facilities; and Dover Downs Raceway – a harness racing track with pari-mutuel wagering on live and simulcast horse races.